Exhibit 99.1

RGS Energy Reports Fourth Quarter and Full Year 2016 Results

DENVER, CO, March 9, 2017 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, reported results for its fourth quarter ended December 31, 2016.

Capital Raising and Growth Strategy Update

RGS Energy’s goal of raising additional working capital was achieved:

●	In 2016, the company raised net proceeds totaling $16.5 million from offerings of convertible notes, convertible preferred stock, common stock and warrants.

●	In February 2017, the company raised net proceeds of $16.1 million from offerings of common stock and warrants.

The funding has enabled the company to focus on its growth strategy, which includes:

●	Hiring and training for its homeowner sales, sales support and in-house construction teams.

●	Expanding its small commercial sales team.

●	Expanding the marketing team and securing effective marketing agreements for customer leads to support a larger sales organization.

●	Continue to reduce the cost of materials, which supports stronger margins and more competitive pricing.

●	Continue to focus on the company’s niche: consumers looking to purchase solar systems with cash or third-party financing rather than leasing.

Q4 2016 Financial Summary

Given its improved working capital position, the company more than doubled its revenue sequentially to $5.1 million in the fourth quarter of 2016.

Gross margin percentage was 24.5% in the fourth quarter of 2016, up from 4.8% in the previous quarter.

Net loss totaled $10.5 million in the fourth quarter of 2016 as compared to $7.7 million in the previous quarter. The increase was primarily due to non-cash charges to income totaling $8.3 million for the change in derivative liabilities, net and loss on debt extinguishment, with these charges representing more than 80% of the loss for the quarter. The company does not expect to incur similar non-cash charges of a material amount in 2017.

Cash was $2.9 million and stockholders’ equity totaled $5.0 million at December 31, 2016. Subsequent to the year-end, the company’s cash and stockholder’s equity increased by $16.1 million as a result of the February 2017 capital raises. The additional capital has allowed the company to pay off and terminate its revolving line of credit facility. As a result, the company is now debt free.

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Management Commentary

“Our sales and installation teams have been picking up the pace since we improved our working capital position,” said Dennis Lacey, CEO of RGS Energy. “Macroeconomic tailwinds are in our favor, including rising electricity rates, declining cost of materials, and extension of the investment tax credit for homeowners who purchase rather than lease their solar systems. In 2017, we will invest in our sales and construction teams, training programs, marketing spend, and diversifying our product offerings, all with the goal of growing top line revenue.”

Segment Results

Residential Segment: (000’s omitted)	4th Quarter 2016	3rd Quarter 2016	4th Quarter 2015
Revenue	$4,800	$1,427	$5,344
Cost of goods sold	3,502	1,591	4,480
Gross margin	1,298	(164)	864
Gross margin %	27.04%	-11.49%	16.17%
Operating expenses	1,128	1,235	2,101
Operating income(loss)	170	(1,399)	(1,237)
Backlog	$5,934	$9,722	$9,503

The company installed solar equipment on 138 roofs in the fourth quarter of 2016, compared to 54 installations in the previous quarter and 151 installations in the fourth quarter of 2015.

Residential segment gross margin percentage in the fourth quarter of 2016 was 27.04% versus a negative 11.49% in previous quarter and up from positive 16.17% in year-ago quarter. The sequential improvement was due to increased revenue and having better pricing on materials with current vendors. Compared to the year-ago quarter, the improvement reflects the reduced cost of materials and process efficiencies of the company’s installation crews.

Residential segment backlog decreased to $5.9 million at December 31, 2016 from $9.7 million at September 30, 2016. New sales orders decreased 55% to $2.5 million during the fourth quarter of 2016 as compared to $5.6 million in the year-ago quarter. Net cancellations decreased 33% to $1.8 million in the fourth quarter of 2016 as compared to $2.6 million in the same year-ago quarter.

Sunetric Segment: (000’s omitted)	4th Quarter 2016	3rd Quarter 2016	4th Quarter 2015
Revenue	$339	$1,036	$4,405
Cost of goods sold	379	755	3,740
Gross margin	(40)	281	665
Gross margin %	-11.80%	27.12%	15.10%
Operating expenses	438	381	810
Operating income (loss)	(478)	(100)	(145)
Backlog	$2,448	$2,871	$7,195

Residential sales for Sunetric have been adversely impacted by the regulations of the local utility and, in response, Sunetric is building a sales organization around commercial sales.

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Corporate Segment & Other: (000’s omitted)	4th Quarter 2016	3rd Quarter 2016	4th Quarter 2015
Corporate Segment:
General and administrative expenses	$1,257	$1,268	$1,866
Stock option compensation	191	175	253
Litigation	-	-	420
Depreciation & amortization	103	96	99
Operating income (loss)	$(1,551)	$(1,539)	$(2,638)
Other:
Other income and interest expense	$(596)	$(1,330)	$(101)
Change in derivative liabilities, net and loss on debt extinguishment	(8,296)	(3,366)	203
Income taxes	-	-	31
Discontinued operations	$272	$(1)	(260)

The net non-cash charge for change in derivative liabilities and debt extinguishment increased sequentially as the convertible notes were substantially converted to Class A common stock during the fourth quarter of 2016. Additional paid-in capital was increased for the debt extinguishment.

Conference Call

RGS Energy will hold a conference call to discuss its fourth quarter 2016 financial results later today.

Date: Thursday, March 9, 2017

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-800-239-9838

International dial-in number: 1-913-312-1295

Conference ID: 4013622

Webcast: http://public.viavid.com/index.php?id=123147

The conference call will be webcast live and available for replay via the investor relations section of the company’s website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 16, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 4013622

About RGS Energy

RGS Energy (NASDAQ: RGSE) is America’s original solar company, installing more than 25,000 residential and commercial solar power systems since 1978. RGS Energy makes it convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, and customer financing assistance to installation, interconnection and warranty.

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For more information, go to RGSEnergy.com, or connect with the company at www.facebook.com/rgsenergy or www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name, and files periodic and other reports with the Securities and Exchange Commission under its corporate name, Real Goods Solar, Inc.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “expect,” “future,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: the effect of electric power generation industry regulations in the states where RGS Energy operates, net electric power metering and related policies; the effect of future changes to federal and state incentives for renewables; the level of demand for RGS Energy’s solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels; RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, and to generate cash flow from operations; RGS Energy’s ability to achieve break-even and better results; the resolution of contract disputes in its discontinued operations; future electricity rates; the amount of any non-cash charges in future periods; and RGS Energy’s ability to successfully expand its product offering to include battery technology.

You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, for 2016, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

RGSE Energy Condensed Consolidated Balance Sheets (in thousands)
	December 31, 2016	December 31, 2015
Cash	$2,940	$594
Restricted cash	173	-
Accounts receivable	3,002	4,374
Inventory	1,502	2,051
Other current assets	1,329	2,527
Assets of discontinued operations	909	2,853
Total current assets	9,855	12,399
Goodwill	1,338	1,338
Other assets	1,928	2,420
Assets of discontinued operations	1,252	878
Total assets	$14,373	$17,035

Line of credit	$663	$774
Convertible debt	124	-
Accounts payable	2,555	9,121
Other current liabilities	2,470	3,054
Liabilities of discontinued operations	1,457	4,510
Total current liabilities	7,269	17,459
Derivative liability	137	342
Other liabilities	1,764	22
Liabilities of discontinued operations	225	225
Total liabilities	9,395	18,048
Stockholder’s equity (deficit)	4,978	(1,013)
Liabilities and stockholders’ deficit	$14,373	$17,035

RGS Energy Consolidated Summary Statements of Operations (in thousands, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net revenue	$5,139	$9,749	$17,425	$45,527
Cost of goods sold	3,881	8,220	15,550	39,091
Gross margin	1,258	1,529	1,875	6,436
Gross margin (%)	24.48%	15.68%	10.76%	14.14%
Selling and operating	1,502	3,507	7,006	13,924
General and administrative	1,314	1,443	5,250	5,818
Stock option compensation	191	253	708	784
Restructuring costs	2	(177)	39	247
Litigation	-	420	24	2,004
Depreciation and amortization	108	108	424	484
Total expenses	3,117	5,554	13,451	23,261
Operating loss from continuing operations	(1,859)	(4,025)	(11,576)	(16,825)
Other income	(38)	(36)	(21)	386
Interest expense	(558)	(65)	(2,811)	(487)
Change in derivative liabilities, net and loss on debt extinguishment	(8,296)	203	(11,395)	7,127
Income tax expense/(benefit)	-	31	27	9
Income/(loss) from continuing operations, net of tax	(10,751)	(3,954)	(25,830)	(9,808)
Income/(loss) from discontinued operations, net of tax	272	(260)	502	(972)
Net income/(loss)	$(10,479)	$(4,214)	$(25,328)	$(10,780)
Earnings per share	$(24.95)	$(200.67)	$(183.54)	$(770.00)
Weighted average shares outstanding	420	21	138	14

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